UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2026

NET POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 700

Houston, Texas 77079

(Address of principal executive offices, including zip code)

(888) 323-6797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NPWR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share	NPWR-WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2026 (the “Suspension Date”), Net Power, LLC (“NET Power”), a Delaware limited liability company and an indirect subsidiary of NET Power Inc. (the “Company”), together with the Company and NET Power Operations LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo”), in the case of the agreement described in clause (i) below, entered into three agreements with affiliates of Baker Hughes Company (“Baker Hughes”): Nuovo Pignone S.r.l., the successor by merger to Nuovo Pignone Tecnologie S.r.l. (“NP”), and Nuovo Pignone International S.r.l. (“NPI”). The agreements consist of (i) a Suspension Agreement among NET Power, NP, NPI, OpCo and the Company with respect to the Amended and Restated Joint Development Agreement dated December 13, 2022 (the “A&R JDA” and such suspension agreement, the “JDA Suspension Agreement”); (ii) a Suspension Agreement between NET Power and NPI with respect to the Commercial Agreement effective May 12, 2022 (the “Commercial Agreement” and such suspension agreement, the “Commercial Agreement Suspension Agreement”); and (iii) a First Amendment to License Agreement among NET Power, NP and NPI (the “License Amendment”) with respect to the License Agreement dated February 3, 2022 (the “License Agreement”). The Company refers to the three agreements collectively as the “Transaction Agreements” and to the arrangements they establish as the “Transaction.” The Transaction Agreements were negotiated and executed as one integrated transaction.

In summary, the Transaction indefinitely suspends the parties’ utility-scale oxy-combustion development and commercialization arrangements, terminates specified access and exclusivity rights related to the La Porte Demonstration Facility, preserves NP’s exclusive utility-scale equipment license, and establishes revised industrial-scale licensing arrangements. Neither NP nor any of its affiliates is obligated to deploy a plant; no royalty amount has been agreed upon, and no royalty is assured.

The Transaction Agreements suspend, but do not terminate, the A&R JDA and the Commercial Agreement and amend, but do not terminate, the License Agreement. Certain rights under those agreements, including the specified La Porte rights described below, terminate or cease to apply. The Transaction Agreements relate specifically to the Company’s oxy-combustion arrangements with NP and NPI. They do not affect the Company’s other commercial arrangements, including those relating to Project Permian.

Background

The A&R JDA, which amended and restated the Joint Development Agreement dated February 3, 2022, as amended on June 30, 2022, provided for the joint development by NET Power and Baker Hughes of turboexpanders, including combustors, for use in utility-scale power plants employing the Company’s oxy-combustion technology. Under the License Agreement, NET Power licensed intellectual property to Baker Hughes to develop, manufacture, and sell that equipment on an exclusive basis, subject to specified exceptions, for utility-scale equipment packages and industrial-scale products. Under the Commercial Agreement, NET Power and NPI established arrangements to commercialize specified oxy-combustion technology and related products, referred to in that agreement as the “NET Power Platform.”

As previously disclosed, on January 22, 2026 the parties entered into a letter agreement, effective December 31, 2025, that temporarily suspended performance under the A&R JDA (the “Suspension Letter”), which was extended by variation agreements dated March 31, 2026 and June 4, 2026 through June 30, 2026. The temporary suspension provided Baker Hughes a period to evaluate the development and commercialization of industrial-scale plants using the Company’s technology, and during that period, the parties negotiated the Transaction Agreements. The Transaction Agreements reflect changes in market and economic conditions affecting the deployment of utility-scale oxy-combustion natural gas power generation, and NET Power’s determination that it was not economical at this time to continue pursuing commercialization of the specific utility-scale turboexpander program contemplated by the A&R JDA or of the utility-scale NET Power Platform development program contemplated by the Commercial Agreement. The suspension did not arise from any breach, default, or failure to perform under any contract by any party.

JDA Suspension Agreement

Under the JDA Suspension Agreement, the parties agreed to continue the suspension of the A&R JDA, effective retroactively from January 1, 2026, for an indefinite period (the “Suspension Period”), which ends only if the parties mutually agree in writing to reinstate the A&R JDA or to terminate it. No new performance or payment obligation accrues under the A&R JDA during the Suspension Period, other than in respect of the Excluded Matters described below and the provisions of the Suspension Letter that continue to apply. Neither party may reinstate the A&R JDA without the prior written consent of the other party, and any reinstatement is conditioned on the parties first agreeing in writing to amendments of specified provisions of the A&R JDA, including the combustor and turboexpander statements of work. Effective on the Suspension Date, Baker Hughes’ rights of access to, and exclusivity over, the Company’s demonstration facility in La Porte, Texas under the A&R JDA, the License Agreement and the Commercial Agreement terminated, and the facility warranty under the A&R JDA no longer applies to that facility.

Commercial Agreement Suspension Agreement

Under the Commercial Agreement Suspension Agreement, effective as of the Suspension Date, NET Power and NPI suspended the operative rights and obligations under the Commercial Agreement for an indefinite period, except for the provisions expressly preserved as described below. The suspension ends only upon the parties’ mutual written agreement to reinstate the Commercial Agreement or upon its termination by mutual agreement. No new right or obligation accrues under the suspended provisions during the suspension, and the Commercial Agreement’s term is tolled. Neither party may unilaterally reinstate or terminate the Commercial Agreement, and neither party may reinstate it without the other’s prior written consent. Specified provisions of the Commercial Agreement, including its limitation of liability (other than with respect to the Excluded Matters described below), export control, dispute resolution, confidentiality and governing law provisions, continue to apply during the suspension. The Commercial Agreement otherwise remains a valid and binding agreement and is not terminated or superseded.

License Amendment

The License Amendment, effective as of January 1, 2026, amends the License Agreement to establish revised industrial-scale licensing arrangements while preserving NP’s continuing utility-scale license and exclusivity as described below. Except as expressly amended, the License Agreement continues in full force and effect and is ratified. The following describes the terms of the License Agreement as amended by the License Amendment.

Industrial-scale licenses. NET Power has granted to NP and its affiliates (i) a worldwide, perpetual, irrevocable, royalty-free, transferable and sublicensable license under the licensed intellectual property to make, import, market, sell and distribute industrial-scale products for use in industrial plants, and to use and modify them for sales, support and maintenance, and (ii) a worldwide, perpetual, irrevocable, transferable and sublicensable license to install and commercially operate industrial plants, which is royalty-bearing as described below. The industrial-product license described in clause (i) is exclusive, subject to NET Power’s retained rights described below and to its non-exclusive right to market and promote industrial products manufactured by NP or its affiliates for use as part of the oxy-combustion platform.

No royalty accrues from the manufacture or sale of industrial products; the royalty described below attaches to the commercial operation of an industrial plant that incorporates them.

Royalty. A royalty is payable to NET Power in respect of each industrial plant that incorporates industrial products made, imported, distributed or sold by NP or its affiliates, accruing upon commercial operation of the plant. The royalty amount and commercial model for each plant are to be commercially reasonable, agreed to in writing by the parties, and developed in good faith to support the customer’s value proposition, enable a competitive cost of electricity, and preserve commercially reasonable compensation for NET Power. If the parties have not agreed the royalty amount and commercial model within 180 days after either party proposes terms in writing for a plant, either party may refer the determination to an independent expert in the licensing of process technology in the power generation industry, whose determination, applying those standards, is final and binding absent manifest error. Pending any such determination, NP may continue to exercise the license, and the royalty as determined applies from first commercial operation of the plant. Where NP or its affiliates sell industrial products to a third party for incorporation into a plant that, to their knowledge, will be commercially operated by a third party in a manner that practices the licensed intellectual property, they are required to include in the terms of sale a sublicense, effective upon commercial operation, that obligates the operator to pay the royalty, and that is structured so that NET Power may pursue the operator directly for non-payment. NP is not a guarantor of any third party’s royalty obligation.

Utility-scale exclusivity. NP’s exclusive license under the License Agreement to manufacture and sell utility-scale equipment packages using the licensed intellectual property remains in effect. The provision of the License Agreement under which that exclusivity could be lost is suspended during the Suspension Period and would not revive automatically upon any reinstatement of the A&R JDA, and the License Amendment does not address its application following any termination of the A&R JDA. That exclusivity continues to limit the Company’s ability to engage third parties to manufacture and sell utility-scale equipment packages using the licensed intellectual property.

Retained rights of NET Power. NET Power retains ownership of the licensed intellectual property. NET Power also (i) retains a non-exclusive right to conduct its internal research and development with respect to Baker Hughes’ key process equipment package and is not restricted in its research and development with respect to other products; (ii) retains a non-exclusive right to solicit third-party commercial suppliers of utility-scale equipment packages, which solicitation may include only technical information included in the licensed intellectual property that was in existence on February 3, 2022, and which does not by itself authorize a third party to manufacture or sell a utility-scale equipment package using the licensed intellectual property while NP’s utility-scale exclusivity remains in effect; and (iii) may assign, license or otherwise dispose of the licensed intellectual property, subject to the licenses and exclusivity rights held by NP and its affiliates, which would not be terminated or modified by any such disposition.

Intellectual property. Each party retains ownership of its intellectual property and technical information existing before January 1, 2026, including intellectual property generated under the A&R JDA. For intellectual property generated from January 1, 2026, the License Amendment allocates ownership of specified categories: NET Power owns enhancements of the licensed intellectual property that it generates without the use of Baker Hughes confidential information and that are not enhancements of Baker Hughes’ key process equipment package; NP owns enhancements of that package generated by NET Power using Baker Hughes confidential information and all intellectual property generated by NP and its affiliates; and each party grants the other a non-exclusive, royalty-free license to specified process intellectual property it generates for use in exercising its rights under the License Agreement.

Technical support. NET Power will use commercially reasonable efforts, at no charge, to disclose technical information included in the licensed intellectual property and to provide related technical assistance to support NP’s exercise of its licenses.

Mutual releases

Each of the JDA Suspension Agreement and the Commercial Agreement Suspension Agreement contains a mutual release under which each party releases the other parties and their affiliates from all claims, known or unknown, relating to the A&R JDA or the Commercial Agreement, respectively, or to any other acts or omissions occurring on or before the Suspension Date. The releases do not extend to claims first arising after execution, to the parties’ rights and obligations under the Transaction Agreements, or to outstanding payment and wind-down obligations under the Suspension Letter and the limited notice to proceed for long-lead equipment dated December 28, 2023, including amounts invoiced or accrued but unpaid, or not yet invoiced, as of the Suspension Date (the “Excluded Matters”). Amounts owed for work performed by Baker Hughes under the A&R JDA through December 31, 2025, which have been accrued in the Company’s financial statements, accordingly remain payable in accordance with the A&R JDA and the Suspension Letter, in cash and in paired shares of the Company’s Class B common stock and units of OpCo, and will be settled in the ordinary course. The final amounts payable in respect of the Excluded Matters remain subject to Baker Hughes’ final invoices and the applicable contractual terms, and have not been finally determined.

Effect of the Transaction

The Transaction Agreements suspend, and do not terminate, the A&R JDA and the Commercial Agreement, and amend, and do not terminate, the License Agreement. Consistent with its previously disclosed strategy, the Company does not currently plan to fund further development of the Oxy-Combustion Cycle. The Transaction does not obligate the Company to make further development expenditures under the A&R JDA or the Commercial Agreement, except with respect to the Excluded Matters. The Company retains ownership of the intellectual property allocated to it under the License Agreement, as amended. Its ability to develop, license or transfer that intellectual property remains subject to the licenses and exclusivity rights held by NP and its affiliates and the other limitations described above. The Company’s alternatives for the La Porte facility, including its continued use, sale or decommissioning, are no longer subject to any access or exclusivity right held by NP or NPI. Any royalties under the License Amendment would arise only from industrial plants deployed by NP, its affiliates or their customers; neither NP nor any of its affiliates is obligated to deploy any such plant, no royalty amount has been agreed, and no assurance can be given that any royalty will be earned.

As previously disclosed, in the quarter ended June 30, 2026 the Company recorded a $193.7 million non-cash impairment charge that reduced the carrying amount of its Developed Technology Asset Group, including its oxy-combustion developed technology and the La Porte Demonstration Facility, to zero. The impairment was an accounting determination; it did not transfer or extinguish the Company’s ownership of its intellectual property, which remains subject to the License Agreement, as amended. Continued ownership does not change the assets’ carrying amount or assure that the Company will realize value from them.

NP, NPI and Baker Hughes Energy Services LLC, which receives the Class B common stock and OpCo units issued under the A&R JDA, are affiliates of Baker Hughes, and Baker Hughes Energy Services LLC beneficially owns more than 5% of the Company’s outstanding common stock. Before execution, the Audit Committee of the Company’s Board of Directors, composed solely of independent directors, reviewed and approved the Transaction Agreements, including the mutual releases, and the settlement of the Excluded Matters as a related-person transaction in accordance with its charter.

The A&R JDA, the License Agreement and the Commercial Agreement have been described in the Company’s prior filings with the Securities and Exchange Commission. The foregoing descriptions of the JDA Suspension Agreement, the Commercial Agreement Suspension Agreement and the License Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which the Company intends to file, with confidential portions omitted where permitted by the rules of the Securities and Exchange Commission, as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the expected effects of the Transaction; the Company’s rights with respect to, and its plans for, its oxy-combustion technology and the La Porte facility; the potential for royalties under the License Amendment; the deployment of industrial plants by NP, its affiliates or their customers; the settlement of accrued amounts, including the amount, timing and form of payments and equity issuances required to settle the Excluded Matters; the accounting for the Transaction; and any reinstatement of the A&R JDA or the Commercial Agreement. Words such as anticipates, believes, expects, intends, plans, seeks, estimates, targets, projects and similar expressions identify forward-looking statements, although not all forward-looking statements contain those words.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Actual results may differ materially. These risks include that NP, its affiliates or their customers do not deploy industrial plants using the Company’s technology, or deploy fewer plants or later than expected; that the royalty amount and commercial model for any plant are not agreed, are determined at a level below the Company’s expectations or are the subject of dispute, including in any expert determination; that a third-party operator fails to pay a royalty and the Company’s recourse is limited to that operator; that the Company does not receive any royalties or otherwise realize value from its retained oxy-combustion intellectual property; that NP’s continuing exclusive utility-scale license, the exclusive industrial-product rights granted to NP and its affiliates, and their other rights under the License Agreement limit the Company’s ability to develop, commercialize or transfer its technology or to engage alternative equipment suppliers; that the Company is unable to use, sell or decommission the La Porte facility on acceptable terms or incurs decommissioning, restoration or preservation costs exceeding current estimates; that the amount, timing or form of settlement of the Excluded Matters differs from the Company’s expectations, requires greater cash payments or a greater issuance of paired shares of Class B common stock and OpCo units than anticipated, or results in dilution to holders of the Company’s Class A common stock; that the parties do not agree to reinstate the A&R JDA or the Commercial Agreement and the Company is unable to establish another commercially viable development or commercialization pathway for its oxy-combustion technology that is consistent with NP’s continuing license and exclusivity rights, on acceptable terms or at all; that the accounting for the Transaction differs from the Company’s current expectations; that the mutual releases prevent the Company from pursuing claims not currently known or give rise to disputes regarding their scope; that disputes arise regarding the ownership or use of intellectual property, exclusivity, royalties or technical-support obligations; the outcome of pending litigation; the capital-intensive nature of the Company’s business model, which will likely require it to raise additional capital; and the risks described under Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2026		NET POWER INC.

	By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer